UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 12, 2011

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

77 Rio Robles, San Jose, California 95134
(Address of principal executive offices, with zip code)
(408) 240-5500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c) On September 12, 2011, the Board of Directors of SunPower Corporation (“SunPower”) appointed Eric Branderiz, 46, as SunPower's Vice President, Corporate Controller and Principal Accounting Officer, responsible for financial accounting, financial reporting, accounting shared services, regional controllership, and global business finance manufacturing operations.  Mr. Branderiz has served as SunPower's Vice President and Corporate Controller since June 2010.  Dennis V. Arriola, SunPower's current Executive Vice President and Chief Financial Officer, served as the principal accounting officer of SunPower prior to Mr. Branderiz's appointment, and he will continue to serve as SunPower's principal financial officer.

Prior to joining SunPower in June 2010, Mr. Branderiz was the Vice President, Corporate Controller, Treasurer, and Head of Subsidy Business Operations for the Knowledge Learning Corporation (KLC) from May 2009 to May 2010, where he was responsible of all accounting, external reporting, internal controls, and treasury activities. Prior to KLC, he served in various positions at Spansion, Inc. from June 2003 to April 2009, including as the Corporate Vice President, Corporate Finance & Corporate Controller, where he was responsible for the company's financial accounting, financial reporting, global manufacturing cost accounting, worldwide sales and marketing finance, global shared accounting services and analysis, corporate treasury, and tax. Before Spansion's initial public offering, Mr. Branderiz served in several concurrent capacities as Corporate Controller, Head of Corporate Financial Planning & Analysis, Head of Regional Sales & Marketing Finance, and Internal Controls. Prior to Spansion, Mr. Branderiz held various positions at Advanced Micro Devices, Inc., Ernst & Young, LLP, and the Provincial Branch of Consumer & Corporate Affairs and Treasury Departments in Canada. He is a Certified Public Accountant and earned a Business Commerce Degree from the University of Alberta, Canada.

In connection with this new appointment, Mr. Branderiz received an award of 10,000 restricted stock units under the Second Amended and Restated SunPower Corporation 2005 Stock Incentive Plan.  The restricted stock units will vest in equal annual installments over a three-year period beginning September 14, 2012. Mr. Branderiz also became eligible to participate in SunPower's Management Career Transition Plan, as previously disclosed in SunPower's definitive proxy statement for its 2011 annual meeting of stockholders. Under this plan, in connection with a termination of employment by SunPower without cause or resignation for good reason (each as defined in the plan), but not in connection with a change of control, Mr. Branderiz would receive (a) payment for his accrued but unpaid salary and paid time off, and earned but unpaid bonus for a completed fiscal year, (b) a lump-sum payment equivalent to six months base salary, (c) a lump-sum payment equivalent to the pro rated portion of his actual bonus for the then current fiscal year based on the amount of time between the start of the fiscal year and the termination date, (d) continuation of his and his eligible dependents' coverage under SunPower benefit plans for up to six months, and (e) an annual make-up payment for taxes incurred in connection with benefit plans' coverage. Mr. Branderiz currently receives an annual salary of $278,658 and is eligible for a target bonus equal to 40% of his base salary. His actual bonus will depend upon both corporate and individual performance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

Date: September 16, 2011	By:	/S/ DENNIS V. ARRIOLA
	Name:	Dennis V. Arriola
	Title:	Executive Vice President and Chief Financial Officer